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                                    [LOGO](R)

                                 CODE OF ETHICS
                                 --------------

               SECURITY CAPITAL RESEARCH & MANAGEMENT INCORPORATED
             SECURITY CAPITAL REAL ESTATE MUTUAL FUNDS INCORPORATED
                 SECURITY CAPITAL PREFERRED GROWTH INCORPORATED

         This Code of Ethics supplements the Compliance Procedures section of the Security Capital Group Incorporated Company Policy Online Manual and the Security Capital research & Management Incorporated Supervisory Procedures Manual, each available electronically and in print.

         The Code of Ethics sets forth both general principles and specific prohibitions that you will be required to comply with.

         Please review the Code of Ethics carefully and return a signed copy of the Access Person Certification Form to the Chief Compliance Officer. Questions regarding the Code of Ethics should be directed to the Chief Compliance Officer.

                                    May 2001

                                    [LOGO](R)

                                 CODE OF ETHICS
                                 --------------

                              FOR ACCESS PERSONS OF

               SECURITY CAPITAL RESEARCH & MANAGEMENT INCORPORATED
             SECURITY CAPITAL REAL ESTATE MUTUAL FUNDS INCORPORATED
                 SECURITY CAPITAL PREFERRED GROWTH INCORPORATED

I.       OVERVIEW.

         A.   Governance.
              ----------

                    This Code of Ethics (the "Code") has been adopted by the
              Boards of Directors of Security Capital Research & Management Incorporated ("SC-RMI") (formerly Security Capital Global Capital Management Group Incorporated), Security Capital Real Estate Mutual Funds Incorporated ("SC-REMFs"), and Security Capital Preferred Growth Incorporated ("SC-PG") (together, the "Companies"). The Code establishes rules of conduct for all "Access Persons", as defined below.

         B.   Supplemental to Policy Manual and Supervisory Procedures Manual.
              ---------------------------------------------------------------

                    The Code supplements, and does not supersede, the Security
              Capital Group Incorporated ("Security Capital") Company Policy Online Manual and the SC-RMI Supervisory Procedures Manual ("Supervisory Procedures Manual") (together, where applicable, the "Manuals"). Notwithstanding the foregoing, the time during which Access Persons can buy or sell securities of any publicly traded real estate company managed or controlled, directly or indirectly, by Security Capital or its affiliates is governed by the Code and not the Manuals. The Manuals hereby are incorporated by reference.

         C.   Applicability.
              -------------

                    Independent directors of SC-REMFs and SC-PG (together, the
              "Funds") must comply with Section III. of the Code (Prohibited Transactions and Practices), but are not subject to Section IV. (Conditional Transactions), Section VI. (Preclearance of Certain Conditional Transactions), or Section VIII. (Share Ownership Report) of the Code. Furthermore, the Code does not apply to the directors, officers and general partners of entities for which SC-RMI serves as a sub-adviser.

II.   STATEMENT OF GENERAL PRINCIPLES.

      A.   Definition of "Access Person".
           -----------------------------

                 In general, an Access Person is (i) an employee of any of the Companies (or a company in a control relationship with any of the Companies) who generally makes or participates in decisions or obtains information regarding securities transactions on behalf of any of the Companies or their investors, (ii) an officer or director of any of the Companies, (iii) a natural person in a control relationship with any of the Companies or their investors who obtains information concerning recommendations regarding securities transactions, or (iv) any other person designated by the Chief Compliance Officer. Persons who solely assist in the preparation of public reports or receive public reports, while not having information regarding current recommendations or trading,
                                        -------
           or who inadvertently and infrequently obtain knowledge of current recommendations or trading, do not constitute Access Persons. A list of Access Persons is attached as an exhibit to the Supervisory Procedures Manual.

      B.   General Principles.
           ------------------

                 The general fiduciary principles that govern the personal trading activities of Access Persons are as follows:

           . All purchases or sale of securities, whether by an Access Person or his/her "Immediate Family"/1/ ("Securities Transactions"), must be conducted in a manner which does not interfere with portfolio transactions on behalf of any clients of SC-RMI ("Advisory Clients") or investors in the Funds so as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

           . At all times the interests of Advisory Clients and investors in the Funds must be placed first.

           . The fundamental standard that Access Persons should not take inappropriate or unfair advantage of their relationship with Advisory Clients or investors in the Funds is paramount.

                 Access Persons must adhere to these general principles as well as comply with the Code's specific provisions.

III.  PROHIBITED TRANSACTIONS AND ACTIVITIES.

_________________

/1/ "Immediate Family" includes any of the following persons residing in the same household as the Access Person: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law.

       A.   Access Persons Who Are Not Independent Directors.
            ------------------------------------------------

               An Access Person who is not an independent director may not:
                                                                   -------

            1. Purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct "Beneficial Interest", as defined below, and which he/she knows at the time of such transaction is being purchased or sold or considered for purchase or sale on behalf of an Advisory Client or by a Fund. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person receives information that would lead such person in his/her normal course of business to consider making such a recommendation.

               A person generally is deemed to have a Beneficial Interest in securities if: (i) the person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, the securities, and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, the securities; and (ii) the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A person is deemed to have voting and/or investment power with respect to securities if the person has the right to acquire a Beneficial Interest in the security within 60 days, including any right to acquire the security through the exercise of any option, warrant or right; the conversion of a security; pursuant to the power to revoke a trust, discretionary account or similar arrangement; or pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

            2. Recommend any Securities Transaction to an Advisory Client or with respect to a Fund without having disclosed his/her interest, if any, in such securities or the issuer of the securities, including without limitation:

               (i). such person's direct or indirect Beneficial Interest in any securities of such issuer;

               (ii). any contemplated transaction by such person in such securities;

               (iii). any position with such issuer or its affiliates; or
                                                                       --

               (iv). any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

           3. Directly or indirectly in connection with the purchase or sale of any securities held or to be acquired by an Advisory Client or with respect to a Fund:

               (i). employ any device, scheme or artifice to defraud an Advisory Client or the Fund;

               (ii). make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or
                       --

               (iii). engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon an Advisory Client or a Fund.

           4. Purchase securities offered in an initial public offering or a private placement without the prior approval of Security Capital's Legal Department.

           5. Purchase or sell securities of any public real estate company (whether traded on an exchange within or outside the United States), except as set forth in Section IV.A.1 below and the Manuals.

      B.   Independent Directors.
           ---------------------

               Independent directors of the Funds may not purchase securities issued by Security Capital or its affiliates.

IV.   CONDITIONAL TRANSACTIONS.

      A.   Trading by Access Persons.
           -------------------------

           Access Persons may engage in the following trading activities:

           1. Purchase securities of any public real estate company managed or controlled, directly or indirectly, by Security Capital, upon the condition that:

               (i).   preclearance is obtained from the Chief Compliance
           Officer;

               (ii). such purchase occurs only during a period of time stipulated by such affiliated company (window periods) (in addition, Access Persons with titles of Senior Vice President and above and their respective assistants also must obtain prior clearance from Security Capital's Legal Department); and
                                                 ---

               (iii). within five (5) business days following the date of such purchase, a copy of the trade confirmation or comparable documentation is provided to the Chief Compliance Officer.

             2. Sell securities of any public real estate company managed or controlled, directly or indirectly, by Security Capital upon the condition that:

                 (i).   preclearance is obtained from the Chief Compliance
             Officer;

                 (ii). such sale occurs only during a period of time stipulated by such affiliated company (window periods) (in addition, Access Persons with titles of Senior Vice President and above and their respective assistants also must obtain prior clearance from Security Capital's Legal Department); and
                                                   ---

                 (iii). within five (5) business days following the date of such sale a copy of the trade confirmation or comparable documentation is provided to the Chief Compliance Officer.

V.       EXEMPT TRANSACTIONS.

         The prohibitions and conditions described in Sections III. and IV. above shall not apply to:

         A.  Purchases or sales of SC-REMFs shares.

         B. Purchases or sales effected in any account over which the Access Person (i) has no direct or indirect influence or control, or (ii) has
                                                                    --
         given discretionary investment authority to an independent third party.

         C. Purchases or sales that are non-volitional on the part of the Access Person.

         D.  Purchases that are part of an automatic dividend reinvestment plan.

         E. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent
         --------
         such rights were acquired from the issuer, and sales of such rights so acquired.

VI.      PRECLEARANCE OF CERTAIN CONDITIONAL TRANSACTIONS.

         A.  Request for Preclearance.
             ------------------------
             In order to attempt to obtain preclearance from the Chief Compliance Officer, an Access Person must submit in writing a completed and executed Access Person Preclearance Request Form (Appendix 1), which shall set forth the details of the proposed transaction. Preclearance of the transaction as described on such Form shall be evidenced by the signature of the Chief Compliance Officer thereon. The Chief Compliance Officer shall retain a copy with all required signatures and a copy placed in the Access Person's file.

         B.  Conditions to be Satisfied.
             --------------------------

                Upon written request from an Access Person as provided in
         Section VI.A. above, the Chief Compliance Officer shall have the sole discretion to preclear a personal Securities Transaction, without being required to specify any reason for such determination. The Chief Compliance Officer shall make such determination in accordance with the following:

                1. Purchases or sales effected in any account over which the Access Person (i) has no direct or indirect influence or control, or (ii) has given discretionary investment authority
                         --
                to an independent third party.

                2. Purchases or sales that are non-volitional on the part of the Access Person.

                3. Purchases that are part of an automatic dividend reinvestment plan.

                4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to
                       --------
                the extent such rights were acquired from the issuer, and sales of such rights so acquired.

                Purchases and sales of SC-REMFs shares are expressly permitted and need not be precleared with the Chief Compliance Officer.

         C.     Additional Factors to be Considered.
                -----------------------------------

                In addition to the factors set forth in Section VI.B. above, the Chief Compliance Officer may take into account, among other factors, each of the following:

                1. Whether the amount or nature of the transaction is likely to affect the price or market for the security.

                2. Whether the Access Person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered by an Advisory Client or a Fund.

                3. Whether the investment opportunity is being offered to the Access Person by virtue of the Access Person's position with one of the Companies.

         D.     Compliance with Section 17(j).
                -----------------------------

                Preclearance shall be granted by the Compliance Officer only if a purchase or sale of securities is consistent with the purposes of this Code and Section 17(j) of the Investment Company Act of 1940, as amended (the "Act"). To illustrate, a purchase or sale may be considered consistent with those purposes if such purchase or sale is only remotely potentially harmful to a Fund because such purchase or sale would be unlikely to affect a highly institutional market, or because such purchase or sale is clearly not related economically to the securities held, purchased or sold by a Fund.

         E.     Disclosure by Access Person.
                ---------------------------

                     If preclearance is granted to an Access Person in
                accordance with this Code to engage in a Securities Transaction, the Access Person is under an affirmative obligation to disclose that position if such Access Person plays a material role in a subsequent investment decision regarding the same issuer. In such circumstances, investment personnel with no personal interest in the issuer shall review the investment decision to purchase such securities.

                Preclearance granted to an Access Person in accordance with this Code is only effective for five (5) business days from (and including) the date of such preclearance. If the trade is not made within five (5) business days, a new clearance must be obtained.

VII.     TRANSACTION REPORTING.

         Every Access Person must submit to the Chief Compliance Officer within five (5) business days a copy of the trade confirmation or comparable documentation relating to any trade that, pursuant to this Code (i) is required to be reported to the Chief Compliance Officer, or (ii) for which preclearance
                                                --
was required.

         In addition, Access Persons (other than independent directors) shall be required to notify the Chief Compliance Officer, or his or her designee, in writing, prior to opening a securities account or placing an initial order for the purchase or sale of securities with any foreign or domestic brokerage firm. Copies of account statements and confirmations with respect to any outside account must be forwarded to the Chief Compliance Officer, or his or her designee, by such brokerage firm. Please refer to the Supervisory Procedures Manual or contact the Chief Compliance Officer with any questions.

         An independent director of a Fund must file a personal securities quarterly transaction report if he/she knows, or in the ordinary course of fulfilling his/her duties should know, that during the 15-day period before or after the director purchases or sells a security, a Fund purchased or sold the same security or such purchase or sale was considered by a Fund or SC-RMI.

         Finally, Access Persons (other than independent directors) that do not engage in trading activities during a calendar quarter must provide the Chief Compliance Officer with report confirming such fact.

VIII.    SHARE OWNERSHIP REPORTING.

         Access Persons must provide the Chief Compliance Officer with the following reports, at such times as set forth below.

         A.       Initial Holdings Report.
                  -----------------------

                  Access Persons who became affiliated with any of the Companies must provide the Chief Compliance Officer with an executed Initial Holdings Report (Appendix 2) no later that 10 days after becoming an Access Person. The Initial Holdings Report must disclose the title, number of shares and principal amount of each security (excluding mutual and money market funds, bank certificates of deposit and direct obligations of the U.S. Government) beneficially owned by such person, as well as the name of the broker or bank which maintains the Access Person's account.

         B.       Annual Holdings Report.
                  ----------------------

                  All Access Persons must provide the Chief Compliance Officer with an executed Annual Holdings Report (Appendix 3) on or before December 31st of each year. The information contained in the Report must be current as of a date no more than 30 days before the Report is submitted. The Annual Holdings Report must disclose the title, number of shares and principal amount of each security (excluding mutual and money market funds, bank certificates of deposit and direct obligations of the U.S. Government) beneficially owned by such person, as well as the name of the broker or bank which maintains the Access Person's account.

IX.      ADMINISTRATION AND PROCEDURAL MATTERS.

         A.       Review by the Chief Compliance Officer.
                  --------------------------------------

                  The Chief Compliance Officer shall:

                  1. Furnish a copy of this Code to each Access Person and notify each Access Person of his/her obligation to file reports as provided by this Code.

                  2.  Supervise the implementation and enforcement of this Code.

                  3. Determine whether any particular Securities Transaction should be exempted pursuant to the provisions of this Code.

              4. Issue either personally or with the assistance of counsel as may be appropriate, any interpretation of this Code that may appear consistent with the objectives of Rule 17j-1 of the Act and this Code.

              5. Conduct such inspections or investigations as shall reasonably be required to detect and report any apparent violations of this Code.

              6. Cause to be maintained in an easily accessible place, the following records:

                 (i). a copy of any Code adopted to Rule 17j-1 of the Act which has been in effect during the past five (5) years;

                 (ii). a copy of any preclearance, trade confirmation, or report required to be made by any Access Person (during the past five (5) years);

                 (iii). a copy of each report made by the Chief Compliance
              Officer during the past five (5) years with respect to the Code;

                 (iv). a copy of each Initial Holdings Report and Annual Holdings Report prepared during the past five (5) years;

                 (v). a record of any violation of the Code and of any action taken as a result of such violation (during the past five (5) years); and

                 (vi). a record of all exceptions granted from the Code during the past five (5) years.

         B.   Review of the Code.
              ------------------

              The Code will be reviewed at least once a year, in light of legal and business developments and experience in implementing the Code, and the Chief Compliance Officer will prepare an annual report to the Boards of Directors of the Companies that:

              1. Summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year.

              2. Identifies any violation of the Code, or the procedures instituted to prevent violations of the Code, requiring significant remedial action during the past year and the remedial action imposed.

              3. Identifies any exceptions to the Code granted during the past year.

              4. Identifies any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

              5. Certifies that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

X.       SANCTIONS.

         A.   Imposition of Sanctions.
              -----------------------

              If a determination is made that an Access Person has committed a violation of the Code, sanctions may be imposed, or other actions taken, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the Securities and Exchange Commission ("SEC"), criminal referral, and termination of the employment of the violator for cause. An Access Person also may be required to reverse the trade(s) in question and forfeit any profit or absorb any loss derived there from. The amount of profit shall be calculated and shall be forwarded to a charitable organization.

         B.   Authority.
              ---------

              The Chief Compliance Officer has sole authority to determine the remedy for any violation of the Code, including appropriate disposition of any moneys forfeited pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

         C.   Board of Directors Report.
              -------------------------

              Whenever it is determined that an Access Person has committed a violation of this Code that merits significant remedial action, a report will be presented at the next regularly scheduled meeting of the relevant Board of Directors, providing information relating to the investigation of the violation, including any sanctions as they deem appropriate. Such Board shall have access to all information considered in relation to the case. The Chief Compliance Officer may determine whether to delay the imposition of any sanctions pending review by the applicable Board of Directors.

XI.      CONFIDENTIALITY.

         All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of Securities Transactions hereunder will be made available to the SEC or any other regulatory or self-regulatory to the extent required by law or regulation.

XII.     OTHER LAWS, RULES AND STATEMENTS OF POLICY.

         Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person.

XIII.    FURTHER INFORMATION.

         If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any Securities Transaction, he/she should consult the Chief Compliance Officer.

XIV.     EXCEPTIONS.

         Although exceptions to the Code will rarely, if ever, be granted, the Chief Compliance Officer may grant exceptions to the requirements of the Code on a case by case basis on a finding that the proposed conduct involves negligible opportunity for abuse.

XV.      CERTIFICATION BY ACCESS PERSONS.

         All Access Persons must submit an Access Person Certification Form (Appendix 4) documenting that they have read and understand this Code and recognize that as an Access Person they are subject to the terms of this Code. All Access Persons shall agree to certify on an annual basis that they have complied with the requirements of this Code and that they have disclosed or reported all personal Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code.


Dated:  May 2001

                                                                      APPENDIX 1

                                    [LOGO](R)

                     ACCESS PERSON PRECLEARANCE REQUEST FORM
                     ---------------------------------------

         Chief Compliance Officer:

         On each of the dates proposed below, I hereby request permission to effect a transaction in the securities indicated below on behalf of myself, my Immediate Family (as defined in the Code of Ethics dated May 2001 (the "Code") adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended, trusts of which I am trustee or another account in which I have a beneficial interest or legal title, and which are required to be pre-approved pursuant to the Code.

          (Use approximate dates and amounts of proposed transactions.)

                                                                           Nature of
                  Proposed                                                Transaction
  Name of         Date of        No. of Shares or     Dollar Amount     (Purchase, Sale,    Broker/Dealer or
  Security      Transaction      Principal Amount     Of Transaction         Other)               Bank           Price
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

                                          Name:_______________________________

                                          Title:______________________________

                                          Entity:_____________________________

Date:__________________________           Signature:__________________________

Permission Granted                               Permission Denied

Date:__________________________           Signature:__________________________
                                                    Chief Compliance Officer

                                                                      APPENDIX 2

                                   [LOGO](R)

                      ACCESS PERSON INITIAL HOLDINGS REPORT
                      -------------------------------------

         Chief Compliance Officer:

         As a condition of my being an Access Person of Security Capital Research & Management Incorporated, and as required by the Securities and Exchange Commission, the following is a list of all securities (excluding mutual and money market funds, bank certificates of deposit and direct obligations of the U.S. Government) in which I have a direct or indirect beneficial interest.


              Stock Symbol
   Name of   (If Applicable   Number    Principal     Name of Entity     Account
   Security    and Known)    of Shares   Amount    Holding the Security  Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Please use additional pages if necessary. This Report must be dated no later than 10 days after becoming employed.

                                           Name:____________________________

                                           Title:___________________________

                                           Signature: ______________________

                                           Date:____________________________

--------------------------------------------------------------------------------

Acknowledged and approved this ______ day of ________, ________.


______________________________

                                                                      APPENDIX 3

                                   [LOGO](R)

                      ACCESS PERSON ANNUAL HOLDINGS REPORT
                      ------------------------------------

         Chief Compliance Officer:

         As a condition of my being an Access Person of Security Capital Research & Management Incorporated, and as required by the Securities and Exchange Commission, the following is a list of all securities (excluding mutual and money market funds, bank certificates of deposit and direct obligations of the U.S. Government) in which I have a direct or indirect interest. All information must be current as of a date no more than 30 days before the report is submitted.

"        I hold no securities requiring disclosure (please mark box and sign below).

              Stock Symbol
   Name of   (If Applicable   Number    Principal     Name of Entity     Account
   Security    and Known)    of Shares   Amount    Holding the Security  Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Please use additional pages if necessary.

                                           Name:____________________________

                                           Title:___________________________

                                           Signature: ______________________

                                           Date:____________________________

--------------------------------------------------------------------------------

Acknowledged and approved this ______ day of ________, ________.

______________________________

                                                                      APPENDIX 4

                                   [LOGO](R)

                        ACCESS PERSON CERTIFICATION FORM
                        --------------------------------


Security Capital Group Incorporated
11 South LaSalle Street, Second Floor
Chicago, Illinois 60603

Attention: Chief Compliance Officer:

         [Access Person] hereby certifies that:

         I have read and understand the Code of Ethics dated May 2001 (the "Code"). I hereby agree to certify on an annual basis that I have complied with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

                                                  ___________________________
                                                    Access Person Signature

                                                  ___________________________
                                                          Print Name

Dated:_______________________